CREDIT INDEMNIFICATION AGREEMENT

            THIS AGREEMENT is made as of the 30th day of March, 1998, between Harnischfeger Industries, Inc., a Delaware corporation ("HII"), and Morris Material Handling, Inc., a Delaware corporation ("Morris"). Capitalized terms used but not defined herein shall have the respective meanings set forth in the Recapitalization Agreement entered into as of January 28, 1998, as amended, by and among MHE Investments, Inc., a Delaware corporation, Harnischfeger Corporation, a Delaware corporation ("HarnCo"), and certain other parties named therein (the "Recapitalization Agreement").

            WHEREAS, pursuant to the Recapitalization Agreement, HarnCo and Investor will participate in a recapitalization of MMH Holdings, Inc., a Delaware corporation ("MMH"), which is the parent company of Morris;

            WHEREAS, MMH and its Subsidiaries owe financial and performance obligations to third persons, the payment and performance of which are guaranteed by HII and its Affiliates or for which HII and its Affiliates stand as surety or are otherwise liable or contingently liable, or are secured by letters of credit, surety bonds, indemnities or other arrangements with third parties whereby HII and its Affiliates are obligated to repay amounts paid on such arrangements by third parties; and

            WHEREAS, HII and its Affiliates will agree to continue such third party letters of credit, surety bonds and other arrangements existing on the Closing Date, but subject to the obligation of Morris and its Subsidiaries to repay any amounts paid by HII and its Affiliates under such arrangements.

            NOW THEREFORE, for the purpose of evidencing the obligations of Morris and its Subsidiaries in respect of the foregoing, and for establishing the rights of the parties in respect thereof, the parties do hereby enter into this Agreement.

            Section 1. Definitions. As used in this Agreement:

            "Annual Fees" shall have the meaning set forth in Section 4(a) below.

            "Credit" shall mean each letter of credit, performance bond, payment bond, surety bond or other bond or instrument by, on behalf of or for the benefit of the MHE Business, whereby HII or an Affiliate thereof is obligated to pay, reimburse, or indemnify any non-Affiliated Person, including those arrangements set forth on Schedule 4(p) of the Disclosure Schedule, and any renewal, replacement, substitution or extension thereof; provided that Credits shall not include any of the foregoing if and to the extent they cover (i) Excluded Liabilities or (ii) businesses or operations other than the MHE Business.

            "Credit Provider" means every obligor on a Credit (which may include HII or Affiliates thereof) and every successor and assign thereof.

            "Credit Provider Agreement" means any agreement, contract, promissory note or other instrument, arrangement or understanding whereby HII or one of its Affiliates is obligated to pay, reimburse, or indemnify any Credit Provider for any payments made on any Credit.

            "Demand" shall mean any draft, authenticated electronic or telegraphic transmission or written demand drawn or made.

            "Event of Default" shall have the meaning set forth in Section 10 below.

            "Face Amount of Credits" shall mean the sum of the original face amount of the Credits (and any extensions or renewals thereof). For the purposes of this Agreement, the face amount of all bonds opened with respect to a single contract, including performance bonds, payment bonds and all other bonds relating thereto, shall be deemed to be the sum of such bonds.

            "HII" shall have the meaning set forth in the preface above.

            "HII Credit Payment" shall mean any payment whatsoever made by HII or an Affiliate thereof on or after the date of this Agreement under or in connection with a Credit Provider Agreement.

            "MMH" shall have the meaning set forth in the preface above.

            "Morris" shall have the meaning set forth in the preface above.

            "Obligation" shall mean (i) each Credit and (ii) each guaranty, indemnity, direct obligation, contingent obligation or other arrangement (including, without limitation, foreign exchange contracts), maintained by, on behalf of or for the benefit of the MHE Business, whereby HII or an Affiliate thereof is obligated to pay, reimburse, or indemnify any non-Affiliated Person, and any renewal, replacement, substitution or extension thereof; provided that Obligations shall not include any of the foregoing if and to the extent they cover (x) Excluded Liabilities or (y) businesses or operations other than the MHE Business.

            "Outstanding Amount of Credits" shall mean: (a) the Face Amount of Credits; minus (b) the sum of (i) the Face Amount of Credits with respect to which all liability, potential or actual, has been released or otherwise terminated by the Credit Provider and the obligee of such Credits; and (ii) that portion of the Face Amount of Credits with respect to which all liability, potential or actual, has been released or otherwise terminated by the Credit Provider and the obligee of such Credits; and (iii) any amount by which the Face Amount of any Credits has been automatically reduced in accordance with the terms of such Credits; and (iv) any portion of the Face Amount of Credits which Morris (or MMH) and HII have mutually agreed upon, which agreement is evidenced by a writing executed by HII and Morris (or MMH) and which makes


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


reference to this Section.

            "Recapitalization Agreement" shall have the meaning set forth in the preface above.

            "Reduction Amount" shall have the meaning set forth in Section 4(b) below.

            "Reduction Dates" shall have the meaning set forth in Section 4(b) below.

            Section 2. Continuance of Obligations. On the terms and subject to the provisions of this Agreement, HII and its Affiliates shall maintain in place the Obligations in existence on the date hereof. HII and its Affiliates shall have no obligation to extend, renew or increase any Obligation or create or enter into any new or additional Obligation; provided that HII and its Affiliates shall be required to renew Credits as and to the extent required by customer contracts in effect on the date hereof (but in no event shall HII or its Affiliates be required to increase the amount of any such Credit). Morris and its Affiliates shall join HII and its Affiliates in taking all commercially reasonable efforts to effect the release of all liability of HII and its Affiliates in respect of the Obligations; provided that Morris shall not be required to post or arrange substitute or back-up Credits, furnish collateral or other credit support or make any payments (other than payments owed to third parties in respect of such Obligations and payments owed to HII and its Affiliates under this Agreement) in order to obtain such release.

            Section 3.  Reimbursement for HII Payments.

                  (a) Morris agrees that HII and its Affiliates may make any HII Credit Payment demanded of it, as long as HII or an Affiliate thereof, as applicable, believes that such demand complies with the terms of a Credit Provider Agreement. HII or an Affiliate thereof, as applicable, shall give Morris or MMH prompt written notice after any such HII Credit Payment. Notwithstanding the foregoing, with respect to HII Credit Payments that are not due on demand, HII or an Affiliate thereof (i) shall give notice to Morris or MMH of such demand, (ii) shall give MMH or a Subsidiary thereof a reasonable opportunity defend or contest such demand, and (iii) shall not make such HII Credit Payment until it receives written notice from MMH or a Subsidiary thereof authorizing it to do so; provided, however, that if such delay in making an HII Credit Payment would cause a default under a Credit Provider Agreement, HII or an Affiliate thereof may make such HII Credit Payment prior to such failure becoming a default. Morris and its Subsidiaries shall reimburse HII on Demand for the full amount of HII Credit Payments. Such reimbursement shall be made by Morris or a Subsidiary thereof in immediately available funds on Demand in the full amount of any such HII Credit Payment, plus interest accrued thereon from the date of such HII Credit Payment to the date of reimbursement. Such reimbursement shall be made within 10 days after Demand by HII or an Affiliate thereof.

                  (b) In the event that HII or an Affiliate receives a demand for payment on any Obligation (other than HII Credit Payments), HII or such Affiliate (i) shall give notice to

Morris or MMH of such demand, (ii) shall give MMH or an Affiliate a reasonable opportunity to defend or contest such demand, and (iii) shall not make such payment until either (x) it receives written notice from MMH or an Affiliate thereof authorizing it to do so, or (y) MMH or an Affiliate fails to defend HII against such demand (or fails to conduct such defense in good faith), or (z) a judgment in entered against HII or an Affiliate in respect of such demand (and MMH or an Affiliate thereof does not promptly obtain a stay of such judgment pending appeal). Morris and its Subsidiaries shall reimburse HII on demand for the full amount of any payment made by HII or an Affiliate in accordance with this Section 3(b). Such reimbursement shall be made by Morris or a Subsidiary thereof in immediately available funds in the full amount of any such HII payment, plus interest accrued thereon from the date of such HII payment to the date of reimbursement. Such reimbursement shall be made within 10 days after Demand by HII or an Affiliate thereof.

            Section 4. Continuation Fees and Expenses.

                  (a) On the Closing Date, Morris and its Subsidiaries shall pay to HII an annual fee equal to 1% of the Outstanding Amount of Credits on the Closing Date (pro rated for the period from the Closing Date through the end of the 1998 calendar year). On or before January 15 of each calendar year thereafter, Morris and its Subsidiaries shall pay to HII an annual fee equal to 1% of the Outstanding Amount of Credits on January 1 of such calendar year. The annual fees payable pursuant to this Section 4(a) are referred to herein as "Annual Fees".

                  (b) Promptly following the end of each quarter during each calendar year, Morris (or MMH) and HII shall identify and mutually agree on the amount of any reductions of the Outstanding Amount of Credits which occurred during such quarter (the "Reduction Amount") and the dates on which such reductions occurred (the "Reduction Dates"). Promptly following such identification and agreement, HII shall refund to Morris a pro-rata portion of the Annual Fee for each Reduction Amount (based on the period from the applicable Reduction Date through the end of the year).

                  (c) In addition to the amounts payable under Sections 4(a) and
(b), Morris and its Subsidiaries shall pay to HII, from time to time, the full amount paid by HII and its Affiliates to non-Affiliated Persons in respect of fees, commissions, costs, premiums and expenses (including reasonable attorney's fees) incurred by HII and its Affiliates after the Closing Date in connection with maintaining the Obligations.

            Section 5. Undertakings of Affiliates. Morris shall cause each Subsidiary of Morris to perform the obligations of such Subsidiary pursuant to, and to comply with all covenants and agreements contained in, this Agreement. HII shall cause each Affiliate of HII to perform the obligations of such Affiliate pursuant to, and to comply with all covenants and agreements contained in, this Agreement.

            Section 6. Unconditional Obligations of Morris and its Subsidiaries. Morris and its Subsidiaries' obligations under this Agreement shall be absolute, unconditional, and


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

irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, notwithstanding (a) any lack of validity or enforceability of any Obligation or any agreement or document relating to any Obligation, (b) any amendment or waiver of, or any consent to or departure from, all or any of the documents and agreements in connection with any Obligation, (c) the existence of any claim, set-off, defense or other right to which MMH or a Subsidiary thereof may have at any time against the beneficiary or transferee of any Obligation, (d) any breach of contract or other dispute between MMH or a Subsidiary thereof, HII or an Affiliate thereof, any Credit Provider, the beneficiary or transferee of any Obligation or any other person or entity, whether or not related to this Agreement or any Obligation, or
(e) any delay, extension of time, renewal, compromise or other indulgence granted or agreed to by HII or an Affiliate thereof with or without notice to or approval by MMH or a Subsidiary thereof with respect to the obligations of MMH or a Subsidiary thereof to HII or an Affiliate thereof under this Agreement.

            Section 7. No Liability for Certain Acts. Neither HII nor any of its Affiliates assume liability or responsibility for any of the following: (a) any acts or omissions of any beneficiary or transferee of any Obligation or of any Credit Provider, or any person purporting to act on behalf of the foregoing, (b) the form, validity, sufficiency, correctness, genuineness or legal effect of any demand, instrument, draft, document, certificate or other writing given to HII or an Affiliate thereof in connection with any Obligation or Credit Provider Agreement, or of any signatures or endorsements thereon, (c) any payment by HII or its Affiliates that does not comply with any Obligation or any Credit Provider Agreement, except where such HII Payment arises solely from the gross negligence, wilful misconduct or breach of this Agreement by HII or an Affiliate thereof, (d) the failure of any Credit Provider or of any beneficiary or transferee of any Obligation to meet any obligations owed to MMH or its Subsidiaries, (e) any act, omission, error, breach, negligence, gross negligence or misconduct of any Credit Provider or any beneficiary or transferee of any Obligation, (f) any errors, inaccuracies, omissions, interruptions or delays in transmission or delivery of any messages, directions or correspondence by mail, cable, telegraph, wireless or otherwise, whether or not in cipher. The occurrence of one or more of the contingencies referred to in this Section shall not affect, impair or prevent the vesting of any of HII or any of its Affiliates' rights or powers under this Agreement or the obligations of Morris and its Subsidiaries to reimburse HII Payments under this Agreement, except to the extent such occurrence is due to HII or an Affiliate's failure to comply with Section 3 hereof.

            Section 8. Reimbursement for Certain Expenses. Except in the case of HII or any of its Affiliates' gross negligence, wilful misconduct or breach of this Agreement, Morris and its Subsidiaries shall reimburse and indemnify HII and its Affiliates on Demand for any damages, losses, liabilities, claims, penalties, judgments, costs and expenses paid, suffered or incurred by HII or any of its Affiliates on or after the date of this Agreement, however caused, including but not limited to, attorneys' fees and legal expenses, arising out of or in connection with (a) the Obligations, or any demands made by beneficiaries or any transferees of a Obligation or any Credit Provider, (b) the collection of any amounts owed to HII or its Affiliates by Morris or a Subsidiary thereof under this Agreement, any Credit Provider Agreement or any Obligation, (c) the protection, exercise or enforcement of any of HII or any of its Affiliates' rights and remedies under this Agreement, any Credit Provider Agreement or any Obligation, or (d) any court orders, injunctions, decrees or other procedures restraining or seeking to restrain HII or an Affiliate thereof from paying any amount under a Obligation or a Credit Provider Agreement.

            Section 9. Limitation of Liability. Notwithstanding any other provision of this Agreement, in no event shall HII or any of its Affiliates be liable, regardless of whether any claim is based on contract or tort, for any special, consequential, indirect or incidental damages, including, but not limited to, lost profits, arising out of or in connection with any action taken by HII or any of its Affiliates in connection with this Agreement, any Credit Provider Agreement or any Obligation.

            Section 10. Event of Default. Morris agrees that each of the following shall constitute an "Event of Default" under this Agreement: (a) any acceleration of amounts owing under any promissory note, credit agreement, or other evidence of indebtedness owed by MMH or a Subsidiary thereof to any other Person (excluding HII or its Affiliates) having a principal amount in excess of $10,000,000; (b) MMH or a Subsidiary thereof suspends the transaction of its usual business, or dissolves or liquidates, or is generally not paying its debts as they become due or becomes insolvent or makes a general assignment for the benefit of creditor; or (c) a petition is filed by or against MMH or any Subsidiary thereof seeking the liquidation or reorganization of MMH or such Subsidiary under the United States Bankruptcy Code or any similar provision of state, federal or foreign law or a custodian or receiver is appointed for any of the properties or assets of MMH or any Subsidiary thereof, or any governmental authority or any court takes possession of any substantial part of the property of MMH or any material Subsidiary thereof or assumes control over the affairs of MMH or any material Subsidiary thereof. Upon the occurrence of any Event of Default, Morris or a Subsidiary thereof shall, within thirty (30) days following written notice from HII, post a bank letter of credit in favor of HII and its Affiliates in an amount equal to the Outstanding Amount of Credits at such time. Such letter of credit shall give HII the unconditional right to draw in order to fulfill the reimbursement obligations of Morris and its Subsidiaries hereunder (but only at the time and to the extent HII or its Affiliates make payment on any Obligation). The posting of such letter of credit shall not relieve Morris and its Subsidiaries of their obligations hereunder.

            Section 11. Remedies. HII and its Affiliates shall be entitled to pursue any and all remedies available at law or in equity in connection with any failure by Morris or its Subsidiaries to make any payment when due under this Agreement or any other breach of the terms of this Agreement (regardless of whether or not the matter in question constitutes an Event of Default).

            Section 12. Set-Off. In addition to any rights now or hereafter granted under applicable law, and not by way of limitation of any such rights, upon the occurrence of any Event of Default, HII and its Affiliates are hereby authorized by Morris at any time or from time to time, without notice thereto, or to any other person, any such notice being hereby waived by Morris, to set-off and to appropriate and to apply any and all amounts at any time held or owing by HII or its Affiliates to or for the credit of MMH or any Subsidiary thereof against and on account of the obligations and liabilities of Morris and its Subsidiaries under this Agreement.

            Section 13. Waiver. No delay, extension of time, renewal, compromise, or other indulgence which may occur or be granted by HII or any of its Affiliates under this Agreement from time to time shall impair HII or any of its Affiliates' rights or powers under this Agreement. Neither HII nor any of its Affiliates shall be deemed to have waived any of its rights under this Agreement, unless HII shall have signed such a waiver in writing. No such written waiver shall be effective as to any transactions or events of default occurring subsequent to the date of such waiver, unless expressly so provided therein.

            Section 14. Modification of Credits and Credit Provider Agreements. Neither MMH nor any Subsidiary thereof shall increase the amount of any Credit, extend any expiration date of any Credit, extend the period of time for presentation of documents or demands under any Credit, agree to any substitution of any Credit, or agree to any creation, amendment, supplement, waiver or other modification of any Credit Provider Agreement or any creation, amendment, supplement, waiver or other modification of any Credit, without the prior written agreement of HII.

            Section 15. Information Requirements. MMH and each of its Subsidiaries shall deliver to HII reasonably promptly after receipt, a copy of each demand, or other communication of any nature from a Credit Provider or the beneficiary or transferee of any Credit with respect to the Credit, or any person acting or purporting to act on behalf of any such person.

            Section 16. Severability. Any provision of this Agreement or any Obligation which is prohibited or unenforceable in any jurisdiction, shall be, only as to such jurisdiction, ineffective to the extent of such prohibition or unenforceability, but all the remaining provisions of this Agreement or any Obligation shall remain valid.

            Section 17. Succession and Assignment. The obligations of Morris and its Subsidiaries hereunder shall bind the successors and assigns of Morris and its Subsidiaries, and all rights, benefits, and privileges conferred on HII and its Affiliates by this Agreement shall be and hereby are extended to, conferred upon, and may be enforced by, the successors and assigns of HII and its Affiliates.

      Section 18. Submission to Jurisdiction. Each of the parties consents to the exclusive jurisdiction of the federal courts of the Eastern District of Wisconsin for any legal action, suit, or proceeding arising out of or in connection with this Agreement, and agree that any such action, suit, or proceeding may be brought only in such courts. If such forum is not available, each of the parties consents to the exclusive jurisdiction of the Milwaukee County Circuit Court for any such action, suit or proceeding. Each of the parties further waives any objection to the laying of venue for any such suit, action, or proceeding in such courts. Each party agrees to accept and acknowledge service of any and all process that may be served in any suit, action, or proceeding. Each party agrees that any service of process upon it mailed by registered or certified mail, return receipt requested to such party at the address provided in Section 22 below shall be deemed in


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

every respect effective service of process upon such party in any such suit, action, or proceeding. Each party agrees to waive any right it might have to a trial by jury in any such suit, action or proceeding.

            Section 19. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

            Section 20. Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. The word "including" shall mean including without limitation.

            Section 21. Joint and Several Obligations. Morris agrees that this Agreement constitutes the joint and several agreement and obligation of Morris and its Subsidiaries, and that HII would not be willing to enter into this Agreement absent such joint and several liability. Morris shall cause its Affiliates to honor and comply with the terms and conditions of this Agreement.

            Section 22. Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to HII:                              with a copy to:

Harnischfeger Industries, Inc.          Kirkland & Ellis
3600 South Lake Drive                   200 East Randolph Drive
St. Francis, WI  53235-3716             Chicago, IL 60601
Attention: James A. Chokey and          Attention:  Keith S. Crow
           John Spies                   Telephone No.: (312) 861-2000
Telephone No.: (414) 486-6400           Facsimile No.: (312) 861-2200
Facsimile No.: (414) 486-6717


If to Morris:                           and with a copy to:

Morris Material Handling, Inc.          Akin, Gump Strauss, Hauer & Feld, L.L.P.
315 West Forest Hill Avenue             Suite 400
Oak Creek, WI  53154                    1333 New Hampshire Avenue, N.W.
Attention:  Martin L. Ditkof            Washington, D.C.  20036
Telephone No.: (414) 764-8593           Attention:  Russell W. Parks, Jr.
Facsimile No.: (414) 764-8594           Telephone No.: (202) 887-4000
                                        Facsimile No.: (202) 887-4288

or at such other address as such party may designate by ten days advance written notice to the other party.

            Section 23. Entire Agreement. This Agreement, the Recapitalization Agreement and the other Transaction Agreements constitute the entire agreement of HII and its Subsidiaries, on the one hand, and Morris, MMH and their Subsidiaries, on the other hand, with respect to the Obligations, and no oral statements or prior written statements not contained in this Agreement shall have any force and effect.

            Section 24. No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties, Affiliates of HII, Subsidiaries of Morris and their respective successors and permitted assigns.

            Section 25. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

            Section 26. Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

            Section 27. Interest. Interest shall accrue and be payable on overdue amounts under this Agreement at a rate per annum equal to the lesser of 20% per annum or the highest rate allowed by law.

            Section 28. Termination. The obligations of Morris and its Subsidiaries under this Agreement will terminate when HII and its Affiliates no longer have any obligations or liability, contingent or otherwise, under any Obligation.

                             *       *       *       *

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

            IN WITNESS WHEREOF, the undersigned have executed and delivered this agreement as of the date first above written.

                                          HARNISCHFEGER INDUSTRIES, INC.


                                          By: /s/ Eric Fonstad
                                              ----------------------------

                                          Its: Assistant Secretary
                                              ----------------------------

                                          MORRIS MATERIAL HANDLING, INC.


                                          By: /s/ David D. Smith
                                              ----------------------------

                                          Its: Vice President
                                              ----------------------------

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